STOCK OPTION AGREEMENT
        POTLATCH CORPORATION l995 STOCK INCENTIVE PLAN

     THIS AGREEMENT made and entered into the day specified in the attached addendum to this Agreement by and between POTLATCH CORPORATION, a Delaware corporation (the "Corporation") and the employee of the Corporation named in the attached addendum ("Employee"),

                     W I T N E S S E T H:

     That to encourage stock ownership by employees of the Corporation and for other valuable consideration, the parties agree as follows:

     1. Definitions.

     (a) "Agreement" means this stock option agreement.

     (b) "Board" means the Board of Directors of the Corporation.

     (c) "Change in Control" means an event or transaction described in Subparagraph (a), (b), (c) or (d) of Paragraph 3
(without regard to the 30- and 365-day periods also described in those Subparagraphs).

     (d) "Code" means the Internal Revenue Code of 1986, as amended.

     (e) "Common Stock" means the $1 par value Common Stock of the Corporation.

     (f) "Committee" means the committee appointed by the Board to administer the Plan.

     (g) "Corporation" means Potlatch Corporation, a Delaware corporation.

     (h) "Date of Grant" means the date on which the Committee determined to grant this Option, as specified in Section 1 of the addendum to this Agreement.

     (i) "Disability" means the Employee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of at least 12 months.

     (j) "Exercise Price" means the price per Share designated in Section 2 of the addendum to this Agreement at which this Option may be exercised.

                                     -1-               Employee Option

                                                            Exhibit (10)(n)(i)

     (k) "Fair Market Value" of a Share as of a specified date means the closing price at which Shares are traded at the close of business on such date as reported in the New York Stock
Exchange composite transactions published in the Western Edition of The Wall Street Journal, or if no trading of Shares is reported for that day, on the next preceding day on which trading was reported.

     (l) "Incentive Stock Option" means an Option described in
Code section 422(b).

     (m) "Nonqualified Stock Option" means an Option other than an Incentive Stock option.

     (n) "Option" means a stock option granted pursuant to the Plan.

     (o) "Option Period" means the term of this Option as provided in Paragraph 3 of this Agreement.

     (p) "Partial Exercise" means an exercise with respect to less than all of the vested but unexercised Shares subject to Option held by the person exercising the Option.

     (q) "Plan" means the Potlatch Corporation 1995 Stock
Incentive PIan, pursuant to which the parties have entered into this Agreement.

     (r) "Purchase Price" means the Exercise Price times the number of whole shares with respect to which this Option is exercised.

     (s) "Securities Act" means the Securities Act of 1933, as amended.

     (t) "Share" means one share of Common Stock, adjusted in accordance with Section 13 of the Plan.

     (u) "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Corporation if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     2. The Corporation grants to Employee the option to purchase that number of shares of Common Stock specified in
Section 3 of the addendum to this Agreement for the Exercise
Price specified in Section 2 of the addendum to this Agreement, on the terms and conditions stated in this Agreement.

     This Option has been granted pursuant to the Plan, a copy of the text of which Employee may obtain upon request to the Corporation.

                                     -2-               Employee Option

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     3. Subject to the conditions stated in this Agreement,
unless a different period is specified in Section 5 of the addendum to this Agreement, the period during which the option may be exercised (the "Vesting Schedule") shall be as follows:

     Number of Shares                       Vesting Schedule*
50% of the number of shares             From one year from the Date
specified in Section 3 of               of Grant to end of term for
the addendum                            Option

50% of the number of shares             From two years from the
specified in Section 3 of               Date of Grant to end of
the addendum                            term for Option

     No Partial Exercise of this Option may be for less than a multiple of 10 Shares.

     Beginning six months after the Date of Grant, Employee shall have the right to exercise the Option ( or to call the related stock appreciation right as described in Paragraph 4), in whole or in part:

          (a) Within 30 days following the consummation of any transaction approved by the stockholders of the Corporation in which the Corporation will cease to be an independent publicly owned corporation (including, without limitation, a reverse merger transaction in which the Corporation becomes the subsidiary of another corporation) or the sale or other disposition of all or substantially all of the assets of the Corporation;

          (b) Within 365 days following the date on which more than one-third (determined by rounding down to the next whole number) of the individual members of the Board neither (i) were directors of the Corpora-tion on a date three years earlier nor (ii) are individuals whose election or nomination for election as directors was affirmatively voted on by at least a majority of those directors described in (i) above who were still in office as of the date the Board approved such election or nomination;

          (c) Within 365 days following the date on which any "person" (as such term is used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) that has acquired Shares pursuant to a tender offer subject to section 14(d) of the 1934 Act becomes entitled to vote 20% or more of

* See Paragraph 5 for further explanation of end of term for Option.

                                     -3-             Employee  Option
     the aggregate voting power of the capital stock of the Corporation issued and outstanding; and

          (d) Within 30 days prior to any dissolution or liquidation of the Corporation or any merger or consolidation in which the Corporation is not the surviving corporation, but not earlier than the date on which any required stockholder approval is obtained.

If an option is not exercised during any 30-day period described in (a) or (d) above, the option shall terminate at the close of business on the last day of the 30-day period; provided that if periods described in (a) and (d) are contiguous or overlap, unexercised options shall terminate at the close of business on the last day of the second 30-day period.

     4. In the event of a Change in Control, this Option shall automatically include a stock appreciation right that may be called only during the periods described in Subparagraphs (a),
(b), (c) or (d) of Paragraph 3. During any such period,
Employee may surrender all or part of this Option and exercise the stock appreciation right in lieu of exercising all or any part of this Option, provided that at least six months have elapsed from the Date of Grant and that the Fair Market Value of the Common Stock on the date of such exercise is higher than the Exercise Price specified in Section 2 of the addendum to this Agreement. The exercise of a stock appreciation right is referred to in this Paragraph 4 as the "call." Upon the call of a stock appreciation right, Employee shall be entitled to receive payment of an amount equal to the difference obtained by subtracting the aggregate option price of the shares subject to the Option (or the portion of such Option) from the Fair Market Value of such Shares on the date of such call. In the case of a stock appreciation right that is called during either of the 30-day periods described in Paragraph 3(a) or 3(d), for purposes of measuring the value of the stock appreciation right, "Fair Mar-ket Value" shall be the greater of (a) the value of the consideration per share that the Employee would have received in connection with the transaction described in Paragraph 3(a) or 3(d) as a stockholder of the Corporation if he or she had exercised the Option prior to the consummation of such transaction, or (b) the value determined in good faith by the Committee (as composed on the day preceding the date of consummation of the transaction described in Paragraph 3(a) or 3(d)), taking into consideration all relevant facts and circumstances.

     For all purposes under this Agreement (unless the context requires otherwise), the terms "exercise" or "exercisable" shall be deemed to include the terms "call" or "callable" as such terms may apply to a stock appreciation right, and in the event of the call of a stock appreciation right the underlying Option

                                     -4-              Employee Option
will be deemed to have been exercised for all purposes under the Plan.

     Payment of a stock appreciation right shall be made as soon as reasonably practicable following receipt by the Corporation of the notice described in Paragraph 8. Payment of the stock appreciation right shall be made in such form as may be permitted pursuant to the rules and regulations adopted from time to time by the Committee, as in effect on the date the stock appreciation right is called.

     5. The term of this Option shall end and this Option shall not be exercisable after seven years from the Date of Grant if this Option is designated as an Incentive Stock Option in Section 4 of the addendum to this Agreement or 10 years from the Date of Grant if this Option is designated as a Nonqualified Stock Option in Section 4 of such addendum, or, if earlier, upon the termination of Employee's employment with the Corporation or its Subsidiaries, subject to the following provisions:

          (a) If the termination of employment is caused by Employee's death, this Option, to the extent that it was exercisable under Paragraph 3 of this Agreement at the date of death and had not previously been exercised, may be exercised within 36 months after Employee's death by Employee's executors or admin-istrators or by any person or persons who shall have acquired this Option directly from Employee by bequest or inheritance.

          (b) If the termination of employment is caused by Disability or Early, Normal or Late Retirement under the Potlatch Corporation Salaried Employees'
     Retirement Plan, this Option, to the extent it was exercisable under Paragraph 3 of this Agreement at the date of such termination and had not previously been exercised, may be exercised within 36 months after the date of such termination.

          (c) If the termination of employment is for any reason other than death, Disability, or Early, Normal or Late Retirement under the Potlatch Corporation
     Salaried Employees' Retirement Plan, this Option, to the extent that it was exercisable under Paragraph 3 of this Agreement at the date of such termination and had not previously been exercised, may be exercised within three months after the date of such termination; provided that in such case the right to call a stock appreciation right as described in Paragraph 4 shall terminate on the date Employee's employment terminates unless Employee requests and the Committee permits the call of the stock appreciation right within three months after the date of such termination. Notwithstanding the foregoing, if the

                                     -5-              Employee Option
     termination of employment is by reason of Employee's misconduct, the option shall cease to be exercisable or callable at the time of such termination. As used in this Paragraph, "misconduct" means that Employee has engaged in unfair competition with the Corporation or a Subsidiary, induced any customer of the Corporation or a Subsidiary to breach any contract with the Corporation or a Subsidiary, made any unauthorized disclosure of any of the secrets or confidential information of the Corporation or a Subsidiary, committed an act of embezzlement, fraud or theft with respect to the property of the Corporation or a Subsidiary, or engaged in conduct which is not in good faith and which directly results in material loss, damage or injury to the business, reputation or employees of the Corporation or a Subsidiary. The
     Committee shall determine whether Employee's employment is terminated by reason of misconduct. In making such determination the Committee shall act fairly and shall give Employee an opportunity to be heard and present evidence on Employee's behalf.

     6. The Corporation agrees that it will at all times during the Option Period reserve and keep available sufficient authorized but unissued or reacquired Common Stock to satisfy the requirements of this Agreement. The number of Shares reserved and the Exercise Price shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding Shares by reason of stock dividends, stock splits, consolidations, recapitalizations, reorganizations or like events, as determined by the Committee pursuant to the Plan.

     7. Subject to any required action by the stockholders, if the Corporation shall be the surviving corporation in any merger, consolidation or other reorganization, this Option shall apply to the securities to which a holder of the number of Shares subject to this Option would have been entitled. Except to the extent Paragraph 3 (and Paragraph 4) permit the exercise of Options (and stock appreciation rights) within a specified time period before or after a Change in Control, a dissolution or liquidation of the Corporation or a merger, consolidation or other reorganization in which the Corporation is not the surviving corporation shall cause this Option to terminate on the effective date of such dissolution, liquidation or reorganization, unless the agreement of merger, consolidation or reorganization shall otherwise provide. In the event that the Corporation undergoes a reverse merger transaction, Employee (or Employee's representative) shall be entitled to receive the same consideration in such transaction (including, without limitation, cash) as other stockholders are entitled to receive.

     8. Employee, or Employee's representative, may exercise
20% or more of the portion of this Option that has become vested

                                     -6-              Employee Option
under Paragraph 3 of this Agreement by giving written notice to the Corporation at San Francisco, California, attention of the Vice President, Employee Relations, specifying the election to exercise the Option, the number of Shares for which it is being exercised and the method of payment for the amount of the Purchase Price of the Shares for which this Option is exercised.
Such payment shall be made:

          (a) In United States dollars delivered at the time of exercise;

          (b) Subject to the conditions stated in rules and regulations adopted by the Committee, by the surrender of Shares in good form for transfer, owned by the person exercising this Option and having an aggregate Fair Market Value on the date of exercise equal to the Purchase Price; or

          (c) In any combination of Subparagraphs (a) and
     (b) above, if the total of the cash paid and the Fair
     Market Value of the Shares surrendered equals the Purchase Price of the Shares for which this Option is being exercised.

     The notice shall be signed by the person or persons exercising this Option, and in the event this Option is being exercised by the representative of Employee, shall be accompanied by proof satisfactory to the Corporation of the right of the representative to exercise the Option. No Share shall be issued until full payment has been made. After receipt of full payment, the Corporation shall cause to be issued a cer-tificate or certificates for the Shares for which this Option has been exercised, registered in the name of the person or persons exercising the Option (or in the name of such person or persons and another person as community property or as joint tenants), and cause such certificate or certificates to be delivered to or upon the order of such person or persons.

     9. Payments or transfers to the Employee under this Agreement shall be limited to the amount (the "Capped Amount") necessary to avoid characterization of any amount payable to the Employee (including, but not limited to, amounts payable under this Agreement) as an "excess parachute payment" as defined in section 280G of the Code, except in the event that the total amount that the Employee would receive from all "parachute payments" (as defined in Code section 280G), net of all applica-ble taxes, including the excise tax that would be imposed pursuant to Code section 4999, would exceed the Capped Amount, net of all applicable taxes.

     The firm of independent certified public accountants serving as the Corporation's outside auditor as of the date of a Change in Control shall determine whether any amount would con-stitute an "excess parachute payment," disregarding any payments

                                     -7-              Employee Option
or benefits available to the Employee under any plan, contract or program if the Employee irrevocably elects to relinquish such payments or benefits before receipt of such payments or benefits.

     10. In the event the Corporation determines that it is required to withhold state or federal income tax as a result of the exercise of this Option, as a condition to the exercise of the Option, Employee will make arrangements satisfactory to the Corporation to enable it to satisfy such withholding requirements.

     11. Neither Employee nor Employee's representative shall have any rights as a stockholder with respect to any Shares subject to this Option until such Shares shall have been issued to Employee or Employee's representative.

     12. Unless at the time Employee gives notice of the exercise of this Option, the Shares to be issued are registered under the Securities Act, the notice shall include a statement to the effect that all Shares for which this Option is being exercised are being purchased for investment, and without present intention of resale, and will not be sold without registration under the Securities Act or exemption from registration, and such other representations as the Committee may require. The Corporation may permit the sale or other disposition of any Shares acquired pursuant to any such representation if it is satisfied that such sale or other disposition would not contravene applicable state or federal securities laws. Unless the Corporation shall determine that, in compliance with the Securities Act or other applicable statute or regulation, it is necessary to register any of the Shares for which this Option has been exercised, and unless such registration, if required, has been completed, certificates to be issued upon the exercise of this Option shall contain the following legend:

          "The Shares represented by this certificate have not been registered under the Securities Act of 1933 and may be offered, sold or transferred only if registered pursuant to the provisions of that Act or if an exemption from registration is available."

     13. Except as otherwise provided in this Agreement, this Option and the rights and privileges conferred by this Agreement shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this Option, or of any right or privilege conferred by this Agreement, contrary to the provisions of this Paragraph, or upon any attempted sale under any execution, attachment or similar process upon the rights and privileges conferred by this Agreement, this Option and the

                                     -8-              Employee Option
rights and privileges conferred by this Agreement shall immediately become null and void.

     14. Nothing in this Agreement shall be construed as giving
Employee the right to be retained as an employee or as impairing the rights of the Corporation to terminate his or her employment at any time, with or without cause.

     15. This Agreement shall be interpreted and construed in accordance with the laws of the State of California.



                                     -9-              Employee Option

                     ADDENDUM TO STOCK OPTION AGREEMENT

               POTLATCH CORPORATION 1995 STOCK INCENTIVE PLAN

Name of Employee:

1. Date of Grant: December 7, 1995.

2. Exercise Price: $ 41.25 per share, which is agreed to be one hundred percent (100%) of the Fair Market Value of the common stock subject to the Option on the Date of Grant.

3. The number of Shares subject to this Stock Option Agreement is
                , subject to adjustment as provided in Section 13 of the Plan and Paragraph 6 of this Agreement.

4. This Option is:

    X       A Nonqualified Stock Option

5. The Vesting Schedule for this Option is:

    X The schedule specified in Paragraph 3 of the Stock Option Agreement except that no exercise or call will be permitted for a fractional Share.

6. This Option is granted:

            With a stock appreciation right

    X       Without a stock appreciation right

The document entitled Stock Option Agreement Potlatch Corporation 1995 Stock Incentive Plan is hereby incorporated by reference into this Addendum.

The options specified in Section 3 of this Addendum shall be cancelled and the Agreement with respect to the options specified in this Addendum shall be without force and effect if the 1995 Stock Incentive Plan adopted by the Board of Directors of this corporation on December 7, 1995 is not approved by the stockholders of this Corporation at the 1996 annual meeting of stockholders or any adjournment thereof.

     IN WITNESS WHEREOF, the Corporation has caused this Addendum to the Stock Option Agreement to be executed on its behalf by its duly authorized representative and the Employee has executed the same on the day and year indicated below:

                             POTLATCH CORPORATION

 Date:_________________                   By__________________________________
                                             Vice President Employee Relations

 Date:_________________                   By__________________________________
                                             Employee